As filed with the Securities and Exchange Commission On November 8, 2006

Registration No.

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

Delaware	94-2838567
(State of Incorporation)	(IRS employer identification no.)

209 Redwood Shores Parkway

Redwood City, CA 94065

(Address of principal executive offices)

2000 Employee Stock Purchase Plan, as amended

(Full title of the Plan)

Stephen G. Bené

Senior Vice President, General Counsel and Secretary

209 Redwood Shores Parkway

Redwood City, CA 94065

(650) 628-1500

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.01 par value)	1,500,000	$52.92	$79,380,000(1)	$8,494(2)

(1)	Represents 1,500,000 shares available for grant under the 2000 Employee Stock Purchase Plan, as amended on July 27, 2006.

(2)	Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant’s Common Stock on November 1, 2006.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement, No. 333-39432, filed on June 16, 2000; Registrant’s Form S-8 Registration Statement, No. 333-44222, filed on August 21, 2000; Registrant’s Form S-8 Registration Statement, No. 333-67430, filed on August 13, 2001; Registrant’s Form S-8 Registration Statement, No. 333-99525, filed on September 13, 2002; Registrant’s Form S-8 Registration Statement, No. 333-107710, filed on August 6, 2003; Registrant’s Form S-8 Registration Statement, No. 333-117990, filed on August 6, 2004; and Registrant’s Form S-8 Registration Statement, No. 333-127156, filed on August 3, 2005 are hereby incorporated by reference.

ITEM 5.	EXPERTS.

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen G. Bené, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.	EXHIBITS

4.01	Registrant’s 2000 Employee Stock Purchase Plan, as amended, and related documents (1)

5.01	Opinion of General Counsel regarding legality of the securities being issued

15.01	Letter re: Unaudited Interim Financial Information

23.01	Consent of General Counsel (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page II-1)

(1)	Incorporated by Reference to exhibit filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Warren C. Jenson and Kenneth A. Barker and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 8th day of November, 2006.

ELECTRONIC ARTS INC.

By:	/s/ Stephen G. Bené
Stephen G. Bené, Esq. Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
Chief Executive Officer:

/s/ Lawrence F. Probst III Lawrence F. Probst III	Chairman and Chief Executive Officer	November 8, 2006

Principal Financial Officer:

/s/ Warren C. Jenson Warren C. Jenson	Executive Vice President, Chief Financial and Administrative Officer	November 8, 2006

Principal Accounting Officer:

/s/ Kenneth A. Barker Kenneth A. Barker	Senior Vice President, Chief Accounting Officer	November 8, 2006

Directors:

/s/ M. Richard Asher M. Richard Asher	Director	November 8, 2006

Leonard S. Coleman	Director

/s/ Gary M. Kusin Gary M. Kusin	Director	November 8, 2006

/s/ Gregory B. Maffei Gregory B. Maffei	Director	November 8, 2006

/s/ Timothy J. Mott Timothy J. Mott	Director	November 8, 2006

/s/ Vivek Paul Vivek Paul	Director	November 8, 2006

/s/ Richard A. Simonson Richard A. Simonson	Director	November 8, 2006

/s/ Linda J. Srere Linda J. Srere	Director	November 8, 2006

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INDEX TO EXHIBITS

Exhibit Number	Description
4.01	Registrant’s 2000 Employee Stock Purchase Plan, as amended, and related documents (1)

5.01	Opinion of General Counsel regarding legality of the securities being issued

15.01	Letter re: Unaudited Interim Financial Information

23.01	Consent of General Counsel (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page II-1)

(1)	Incorporated by Reference to exhibit filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

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